UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
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[X]	Definitive Proxy Statement
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[_]	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

METAWAVE COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

10735 Willows Road NE, Redmond, Washington 98052

Notice of Annual Meeting of Stockholders
To Be Held June 21, 2001

          On Thursday, June 21, 2001, Metawave Communications Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the principal executive offices of the Company, located at 10735 Willows Road NE, Redmond, Washington 98052. The meeting will begin at 5:00 p.m. local time.

          Only stockholders who owned stock at the close of business on April 23, 2001 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect a Board of Directors to serve until the next Annual Meeting,

•	Ratify the appointment of Arthur Andersen LLP as our independent public accountants for the current fiscal year, and

•	Transact any other business properly brought before the Meeting.

          You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

          Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in this Proxy Statement.

          We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

          At the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

Kathryn Surace-Smith
Secretary

Redmond, Washington
April 30, 2001

10735 Willows Road NE, Redmond, Washington 98052

PROXY STATEMENT
FOR THE
2001 ANNUAL MEETING OF STOCKHOLDERS
JUNE 21, 2001

          Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

          The Board set April 23, 2001 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 43,766,532 shares of common stock were outstanding on the record date.

          Voting materials, which include this Proxy Statement, a proxy card and the 2000 Annual Report, will be mailed to stockholders on or about April 30, 2001.

          In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to Metawave Communications Corporation,

•	“Annual Meeting” or “Meeting” means our 2001 Annual Meeting of Stockholders,

•	“Board of Directors” or “Board” means our Board of Directors, and

•	“SEC” means the Securities and Exchange Commission.

          We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

          The Annual Meeting is being held on Thursday, June 21, 2001 at 5:00 p.m. local time at the principal executive offices of the Company, located at 10735 Willows Road NE, Redmond, Washington 98052.

          All stockholders who owned shares of our stock as of April 23, 2001, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

          You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 23, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

          When you sign the proxy card, you appoint Stuart Fuhlendorf and Kathryn Surace-Smith as your representatives at the meeting. Mr. Fuhlendorf and Ms. Surace-Smith will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals to be Voted on at This Year’s Annual Meeting

          You are being asked to vote on:

•	The election of directors to serve on our Board of Directors.

•	The ratification of our appointment of Arthur Andersen LLP as our independent public accountants for the current fiscal year.

          The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

          To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

          We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

          If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

          If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

          Shares are counted as present at the meeting if the stockholder either:

•	as present and votes in person at the meeting, or

•	has properly submitted a proxy card.

          A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

          If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

          Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to routine matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” The two proposals described in this Proxy Statement qualify as routine matters.

          Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

          We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

          Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

          Assuming a quorum is present, the eight nominees receiving the highest number of yes votes will be elected as directors. The ratification of the independent public accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use of Outside Solicitors

          Metawave Communications Corporation is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services LLC, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

          The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned, but not marked, will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

           We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

          We will announce preliminary voting results at the Meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2001, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (425) 702-5620 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

          We do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this Proxy Statement. However, because we did not receive notice of any other proposals to be brought before the meeting by March 23, 2001, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Stuart Fuhlendorf and Kathryn Surace-Smith to vote on such matters at their discretion.

Proposals For 2002 Annual Meeting

          To have your proposal included in our proxy statement for the 2002 Annual Meeting, you must submit your proposal in writing by January 20, 2002 to Kathryn Surace-Smith, Secretary, Metawave Communications Corporation, 10735 Willows Road NE, Redmond, Washington 98052.

          Proposals of stockholders intended to be considered at the 2002 Annual Meeting of Stockholders, but not included in the Company’s proxy statement for that meeting, must be received by the Company no earlier than February 22, 2002 and no later than March 23, 2002.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

          We have nominated eight candidates for election to the Board this year. Detailed information on each of the nominees is provided below.

          All directors are elected annually and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each nominee listed has consented to serve as a director.

Vote Required

          If a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the eight nominees named held. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

          The names of the nominees, their ages as of March 31, 2001 and certain other information about them are set forth below:

Name	Age	Position
Robert H. Hunsberger(1)	54	Chairman of the Board and Chief Executive Officer
Bandel L. Carano(2)	39	Director
Bruce C. Edwards	47	Director
David R. Hathaway(2)	56	Director
Scot B. Jarvis(3)	40	Director
Douglas O. Reudink	61	Director
Jennifer Gill Roberts(3)	38	Director
David A. Twyver(3)	54	Director

(1)	Member of the Stock Option Committee

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

          Robert H. Hunsberger has served as our Chief Executive Officer since July 1997, Chairman of the Board of Directors since October 2000 and President from July 1997 until October 2000. From 1995 to July 1997, Mr. Hunsberger served as Senior Vice President and General Manager of Siemens Business Communications Systems, Inc., a telecommunications company and a wholly owned subsidiary of Siemens AG. From 1981 to 1995, Mr. Hunsberger held various executive positions at Nortel Networks, a telecommunications company, including Vice President of Sales and Marketing of its wireless networks division from 1993 to 1995 and Vice President of Market Development of its wireless networks division and Vice President of Cellular Systems from 1991 to 1993. Mr. Hunsberger holds a B.S. from the University of Virginia and an M.B.A. from Arizona State University.

          Douglas O. Reudink, a co-founder, has served as one of our directors since 1995. Dr. Reudink served as our Chief Technical Officer from our inception until October 2000, as Chairman of the Board of Directors from April 1997 until October 2000, and as a Strategic Advisor from October 2000 through March 2001. Dr. Reudink holds a B.S. from Linfield College and a Ph.D. from Oregon State University.

           Bandel L. Carano has served as one of our directors since 1995. Mr. Carano has been a general partner of Oak Investment Partners, a venture capital firm, since 1987. Mr. Carano serves as a member of the investment advisory board of the Stanford University Engineering Venture Fund. Mr. Carano also serves as a member of the board of directors of Advanced Radio Telecom Corporation, a telecommunications equipment provider, Virata Corporation, a manufacturer of digital subscription line chip sets, Repeater Technologies Inc., a supplier of infrastructure repeaters, Triton Network Systems, Inc., a provider of high-speed wireless equipment, and Wireless Facilities, Inc., a systems integrator for wireless service providers. Mr. Carano holds a B.S. and an M.S. from Stanford University.

          Bruce C. Edwards has served as one of our directors since May 1998. Mr. Edwards has served as President, Chief Executive Officer and a director of Powerwave Technologies, Inc., a telecommunications equipment company, since 1996. Mr. Edwards also serves as a director of Emulex Corporation, a computer equipment/peripheral company. Mr. Edwards holds a B.S. from Rider University and an M.B.A. from the New York Institute of Technology.

          David R. Hathaway has served as one of our directors since 1995. Mr. Hathaway has been a general partner of the venture capital firms Venrock Associates, Venrock Associates II, L.P. and Venrock Associates III, L.P. since 1980, 1995 and July 2000, respectively. Mr. Hathaway serves as a director of several private companies. Mr. Hathaway holds a B.A. from Yale University.

          Scot B. Jarvis has served as one of our directors since February 1998. Mr. Jarvis is a co-founder and managing member of Cedar Grove Partners, LLC, a privately owned investment company. From 1994 to 1997, Mr. Jarvis was co-founder and Executive Vice President of XO Communications, Inc. (formerly known as NEXTLINK Communications, Inc.), a telecommunication service operator. Mr. Jarvis serves as a director of Wireless Facilities, Inc., Point.com, Inc., an Internet services company, Leap Wireless International, Inc., a wireless communications company, and Cricket Communications, Inc., a wireless communications company. Mr. Jarvis holds a B.A. from the University of Washington.

          Jennifer Gill Roberts has served as one of our directors since 1995. Ms. Roberts has been a general partner of Sevin Rosen Funds, a venture capital firm, since 1994. Ms. Roberts serves as a director of several private companies. Ms. Roberts holds a B.S. and an M.B.A. from Stanford University and an M.S. from the University of Texas.

          David A. Twyver has served as one of our directors since May 1998. He is currently President and Chief Executive Officer of Ensemble Communications Inc., a wireless communications equipment company. From 1996 to 1997, Mr. Twyver served as Chief Executive Officer of Teledesic Corporation, a satellite telecommunications company. From 1974 to 1996, Mr. Twyver served in several management positions at Nortel Networks, most recently serving as President of the wireless networks group from 1993 to 1996. Mr. Twyver serves as a director of Airspan Networks, a wireless communications company, as well as several private companies. Mr. Twyver holds a B.S. from the University of Saskatchewan.

          There are no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

          During the last fiscal year (the period of January 1, 2000 through December 31, 2000), the Board met nine times. Each director attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Stock Option Committee, a Compensation Committee and an Audit Committee.

          Robert Hunsberger is the sole member of the Stock Option Committee. All actions by the Stock Option Committee during the last fiscal year were taken by written consent of the sole member. The function of the Stock Option Committee is to make option grants under the Company’s stock option plans to employees who are not reporting persons under Section 16 of the Securities Act and who would have options to purchase less than an aggregate of 75,000 shares outstanding after the grant.

           Bandel Carano and David Hathaway are members of the Compensation Committee. The Compensation Committee held one meeting during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee administers our 1995 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan.

          The Audit Committee is comprised of the following directors: David Twyver (chair), Scot Jarvis and Jennifer Gill Roberts. The Audit Committee held one meeting during the last fiscal year. The functions of the Audit Committee are to recommend the engagement of the independent public accountants, to monitor the effectiveness of the audit effort, and to monitor our financial and accounting organization and its system of internal accounting controls. The Audit Committee has a written charter, which is attached as Appendix A to this proxy statement.

          The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

          Beginning on January 1, 2001, all non-employee directors receive $1,000 for each Board meeting attended and $500 for each committee meeting attended. For Board and committee meetings held during the fiscal year that ended December 31, 2000, David Twyver received $6,500, Bruce Edwards received $5,000 and Scot Jarvis received $5,000. Non-employee directors Bandel Carano, David Hathaway, Douglas Reudink and Jennifer Gill Roberts received no cash compensation for meetings attended during fiscal 2000, but will receive compensation for meetings attended during the 2001 fiscal year. All directors are reimbursed for reasonable and customary travel expenses.

          All non-employee directors participate in the 1998 Amended and Restated Directors’ Stock Option Plan (the “Directors’ Plan”). Under the Directors’ Plan, when a non-employee initially becomes a director, he or she receives a nonstatutory option to purchase 16,666 shares, which becomes exercisable as to 25% of the total shares on the first anniversary of the date of grant and one-forty-eighth (1/48th) of the total number of shares at the end of each month thereafter. On the date of the Annual Meeting of the Company’s stockholders, each non-employee director is granted an option to purchase 6,666 shares, provided that he or she has served on the Board for at least six months prior to the date of such Annual Meeting. These subsequent options become exercisable as to one-thirty-sixth (1/36th) of the shares each month from the date of grant. The exercise price of the options shall be 100% of the fair market value of the common stock on the Nasdaq National Market on the date the option was granted. The options vest only while an individual continues to serve as a director and may be exercised only (1) while the individual is serving as a director on the Board, (2) within six months after termination by death or disability, or (3) within three months after the individual’s term as director ends.

          Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Audit Committee has recommended, and the Board has approved, the appointment of Arthur Andersen LLP as our independent public accountants. Arthur Andersen LLP has served as our independent public accountants since January 2001. In the event that ratification of this selection of accountants is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

          On January 22, 2001, the Audit Committee of the Board of Directors approved the engagement of Arthur Andersen LLP as independent public accountants for the Company. The Company received notice of resignation from Ernst & Young LLP, the Company’s previous independent auditors, on January 16, 2001.

          The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and the subsequent interim period preceding the resignation of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. There were no reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v) under the Securities Act of 1933, as amended. The Company requested that Ernst & Young LLP furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 23, 2001, is filed as Exhibit 16.1 to the Report on Form 8-K filed with the SEC on January 23, 2001.

          During the Company’s two most recent fiscal years and the interim period prior to engaging Arthur Andersen LLP, the Company had not consulted Arthur Andersen LLP with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii) under the Securities Act of 1933, as amended.

          A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions. There is not expected to be a representative of Ernst & Young LLP at the Annual Meeting.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table shows how much common stock is owned by the directors, the Named Executive Officers, all officers and directors as a group, and owners of more than 5% of our outstanding common stock, as of March 31, 2001.

Name and Address	Amount and Nature of Beneficial Ownership(#)(1)	Percent of Common Stock(%)(1)(2)
Bandel L. Carano(3)	3,293,351	7.5
Oak Investment Partners
525 University Avenue, Suite 1300
Palo Alto, CA 94301-1902
David R. Hathaway(4)	1,689,689	3.9
Venrock Associates
30 Rockefeller Plaza
New York, NY 10112-0184
Jennifer Gill Roberts(5)	2,053,710	4.7
The Sevin Rosen Funds
550 Lytton Avenue, Suite 200
Palo Alto, CA 94301-1542
MeriTech Capital Partners(6)	4,047,615	9.2
90 Middlefield Road, Suite 200
Menlo Park, CA 94025
General Motors Investment Management Corporation(7)	2,782,130	6.4
767 Fifth Avenue
New York, New York 10153
RS Investment Management Co LLC	2,613,200	6.0
388 Market Street, Suite 200
San Francisco, CA 94111
PRIMECAP Management Company	2,607,000	6.0
225 South Lake Avenue #400
Pasadena, CA 91101
Robert H. Hunsberger(8)	736,377	1.7
Victor K. Liang(9)	308,330	*
Richard P. Henderson(10)	135,135	*
Martin J. Feuerstein(11)	106,468	*
Stuart W. Fuhlendorf (12)	118,193	*
Douglas O. Reudink(13)	761,151	1.7
Scot B. Jarvis(14)	24,606	*
Bruce C. Edwards(15)	25,263	*
David A. Twyver(16)	33,263	*
All directors and executive officers as a group (12 persons)(17)	9,285,536	20.5

*	Represents less than 1% ownership.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after March 31, 2001. The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 43,769,509 shares outstanding as of March 31, 2001. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after March 31, 2001, as described in footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13D’s or 13G’s, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2000.

(3)
Includes 1,222,601 shares held by Oak Investment Partners VI, L.P., 1,985,355 shares held by Oak Investment Partners VIII, L.P., 33,560 shares held by Oak VI Affiliates Fund, L.P., 45,238 shares held by Oak VIII Affiliates Fund, L.P. and 6,597 shares issuable upon the exercise of immediately exercisable options within 60 days of March 31, 2001. Mr. Carano, a director, is a Managing Member of Oak Associates VI, L.L.C., a general partner of Oak Investment Partners VI, L.P., a General Partner of Oak VI Affiliates and a general partner of Oak VI Affiliates Fund, and as such may be deemed to share voting and investment power with respect to such shares. Mr. Carano disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(4)
Includes 67,868 shares held by Mr. Hathaway, 939,145 shares held by Venrock Associates, 674,079 shares held by Venrock Associates II, L.P., 2,000 shares held in trust for Mr. Hathaway’s sons and 6,597 shares issuable upon the exercise of immediately exercisable options held by Mr. Hathaway within 60 days of March 31, 2001. Mr. Hathaway, a director, is a general partner of Venrock Associates and Venrock Associates II, L.P., and as such, may be deemed to share voting and investment power with respect to such shares. Mr. Hathaway disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(5)
Includes 1,399,101 shares held by Sevin Rosen Fund IV L.P., 616,240 shares held by Sevin Rosen Fund V L.P., 21,914 shares held by Sevin Rosen V Affiliates Fund L.P., 9,858 shares held by the Roberts Family Trusts and 6,597 shares issuable upon the exercise of immediately exercisable options held by Ms. Roberts within 60 days of March 31, 2001. Ms. Roberts, one of our directors, is a general partner of Sevin Rosen Fund IV L.P., Sevin Rosen Fund V L.P. and Sevin Rosen V Affiliates Fund L.P., and as such, may be deemed to share voting and investment power with respect to such shares. Ms. Roberts disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest in such shares.

(6)	Includes 3,982,854 shares held by MeriTech Capital Partners and 64,761 shares held by MeriTech Capital Affiliates, L.P.

(7)
Includes 2,763,330 shares held by Chase Manhattan Bank, as trustee for First Plaza Group Trust, a trust formed under and for the benefit of one or more employee benefit plans of General Motors Corporation.

(8)
Includes 50,135 shares held by Mr. Hunsberger and 686,242 shares issuable upon the exercise of immediately exercisable options held by Mr. Hunsberger within 60 days of March 31, 2001, 117,594 shares of which are subject to our right of repurchase.

(9)
Includes 308,330 shares issuable upon the exercise of immediately exercisable options held by Mr. Liang within 60 days of March 31, 2001, 135,417 shares of which are subject to our right of repurchase that lapses over time.

(10)
Includes 135,135 shares issuable upon the exercise of immediately exercisable options held by Mr. Henderson within 60 days of March 31, 2001, 18,890 shares of which are subject to our right of repurchase that lapses over time.

(11)
Includes 1,333 shares held by Mr. Feuerstein and 105,135 shares issuable upon the exercise of immediately exercisable options held by Mr. Feuerstein within 60 days of March 31, 2001, 24,241 shares of which are subject to our right of repurchase that lapses over time.

(12)	Includes 118,193 shares issuable upon the exercise of immediately exercisable options held by Mr. Fuhlendorf within 60 days of March 31, 2001.

(13)
Includes 711,153 shares held by Dr. Reudink, 16,665 shares held in trust for Dr. Reudink’s son and 33,333 shares issuable upon the exercise of immediately exercisable options held by Dr. Reudink within 60 days of March 31, 2001.

(14)
Includes 16,666 shares owned by Cedar Grove Investments, LLC, 1,343 shares owned by Cedar Grove Partners LLC, 1,343 shares of which are subject to our right of repurchase that lapses over time and 6,597 shares issuable upon the exercise of immediately exercisable options within 60 days of March 31, 2001. Mr. Jarvis, a managing member of each Cedar Grove entity, disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(15)
Includes 2,000 shares held by Mr. Edwards and 23,263 shares issuable upon the exercise of immediately exercisable options held by Mr. Edwards within 60 days of March 31, 2001, 4,167 shares of which are subject to our right of repurchase that lapses over time.

(16)
Includes 10,000 shares held by Mr. Twyver and 23,263 shares issuable upon the exercise of immediately exercisable options held by Mr. Twyver within 60 days of March 31, 2001, 4,167 shares of which are subject to our right of repurchase that lapses over time.

(17)	Includes shares referred to in footnotes (3), (4), (5) and (8) through (16).

COMPENSATION OF EXECUTIVE OFFICERS

          The following table shows the compensation earned by (a) the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2000, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2000 (the “Named Executive Officers”); and (c) the compensation received by each of these people for the two preceding fiscal years.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation Awards	Other Compensation($)
		Salary($)	Bonus($)(1)	Stock Options(#)
Robert H. Hunsberger	2000	295,769	30,000	166,666	613,139	(2)
Chairman and Chief Executive Officer	1999	270,766	12,150	66,666	912	(3)
	1998	245,461	66,000	—	793	(3)

Richard P. Henderson	2000	168,846	117,964	85,000	33,726	(4)
Senior Vice President, Pan America	1999	159,539	80,686	10,000	262	(3)
	1998	150,577	85,790	—	745	(3)

Victor K. Liang	2000	208,846	20,000	40,000	704	(3)
President, World Trade	1999	190,263	4,309	86,666	567	(3)
	1998	84,038	—	199,999	268	(3)

Martin J. Feuerstein	2000	159,327	15,000	88,333	534	(3)
Senior Vice President and General Manager,	1999	139,604	21,075	30,000	251	(3)
Embedded and Data Products	1998	115,794	5,750	33,333	567	(3)

Stuart W. Fuhlendorf	2000	150,000	32,500	310,000	79,392	(5)
Chief Financial Officer	1999	—	—	—	—
	1998	—	—	—	—

(1)	Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year. Includes commissions.

(2)	Consists of proceeds from a nonqualified stock option exercise in the amount of $612,209 and life insurance premium paid by us in the amount of $930.

(3)	Consists of life insurance premiums paid by us.

(4)	Consists of proceeds from a nonqualified stock option exercise in the amount of $33,125 and life insurance premium paid by us in the amount of $601.

(5)	Consists of a payment of $79,140 for relocation expenses and life insurance premium paid by us in the amount of $252.

Severance Arrangements

          We have entered into severance arrangements with Robert H. Hunsberger, Chief Executive Officer, Stuart W. Fuhlendorf, Chief Financial Officer, Victor K. Liang, President, World Trade, and Richard P. Henderson, Senior Vice President, Pan America.

          On June 27, 1997, in connection with the employment of Mr. Hunsberger, we entered into an arrangement with Mr. Hunsberger which provides that if we were to terminate his employment without cause, we would be obligated to make a lump-sum payment to Mr. Hunsberger equal to 12 months of his then-current base salary and provide benefits for 12 months following termination.

          On October 29, 1997, in connection with the employment of Mr. Henderson, we entered into an arrangement with Mr. Henderson which provides that if we were to terminate his employment without cause, we would be obligated to make a lump-sum payment to Mr. Henderson equal to six months of his then-current base salary.

          On March 10, 2000, in connection with the employment of Mr. Fuhlendorf, we entered into an agreement with Mr. Fuhlendorf that provides that if we were to terminate his employment without cause, we would be obligated to make a lump-sum payment to Mr. Fuhlendorf equal to six months of his then-current base salary.

OPTION GRANTS IN LAST FISCAL YEAR

          The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

Name	Individual Grants(1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year(%)(2)	Exercise of Base Price($/sh)(3)	Expiration Date
						5%($)	10% ($)
Robert H. Hunsberger	166,666	(5)(6)	4.5	6.00	1/19/10	628,892	1,593,736
Richard P. Henderson	10,000	(5)(6)	0.3	6.00	1/19/10	37,734	95,625
	50,000	(6)(7)	1.3	13.94	5/16/10	438,340	1,110,838
	25,000	(6)(7)	0.7	18.25	10/19/10	286,933	727,145
Victor K. Liang	40,000	(6)(7)	1.1	13.94	5/16/10	350,671	888,671
Martin J. Feuerstein	13,333	(5)(6)	0.4	6.00	1/19/10	50,310	127,496
	50,000	(6)(7)	1.3	13.94	5/16/10	438,340	1,110,838
	25,000	(6)(7)	0.7	18.25	10/19/10	286,933	727,145
Stuart W. Fuhlendorf	310,000	(5)(8)	8.3	12.00	3/27/10	2,339,488	5,928,722

(1)
No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, options held by the Named Executive Officers granted under the 2000 Stock Plan shall be 100% exercisable.

(2)	In the fiscal year ended December 31, 2000, we granted options to employees to purchase an aggregate of 3,737,517 shares.

(3)
The exercise price per share is equal to the fair market value per share of the underlying common stock on the date of grant. The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(5)	Option granted pursuant to our 1998 Stock Option Plan.

(6)	Option is exercisable ratably on a monthly basis over a three-year period from the date of grant.

(7)	Option granted pursuant to our 2000 Stock Plan.

(8)
33,333 shares vested immediately on the effective date of the registration statement on Form S-1 with respect to the Company’s initial public offering. The remaining 276,667 shares vest as to 25% after the first year of service and ratably each month over the remaining 36-month period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

          The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year that ended December 31, 2000. The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of “in-the-money” stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Unexercised Options at Fiscal Year End(#)(2)(3)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(4)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert H. Hunsberger	82,000	807,553	717,999	33,333	4,845,007	79,166
Richard P. Henderson	5,000	33,125	127,777	68,889	665,830	11,875
Victor K. Liang	—	—	281,109	45,556	174,166	31,666
Martin J. Feuerstein	6,890	60,339	97,553	75,223	201,910	34,682
Stuart W. Fuhlendorf	—	—	33,333	276,667	—	—

(1)	The value realized is the net value of the shares (market price less the exercise price) received.

(2)
Certain options granted under the 1998 Stock Option Plan and the 1995 Stock Option Plan may be exercised immediately upon grant and prior to full vesting, subject to the optionee’s entering into a restricted stock purchase agreement with us with respect to any unvested shares. The unvested shares are subject to a right of repurchase in favor of the Company which lapses over time.

(3)	No stock appreciation rights (SARs) were outstanding during the fiscal year ended December 31, 2000.

(4)
Based on the $9.125 per share closing price of the Company’s common stock on the Nasdaq National Market on December 29, 2000, minus the exercise price, multiplied by the number of shares underlying the option.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The following is a report of the Compensation Committee of the Metawave Communications Corporation Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year that ended December 31, 2000. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also approves option grants to Section 16 officers and to employees who have stock options grants exceeding 75,000 shares in the aggregate after the grant. Executive officers who are also directors have not participated in decisions involving their own compensation.

General Compensation Policy

          Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

          The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

          The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

          Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

          In March 2001, the Board approved the 2001 Key Managers Incentive Bonus Plan (the “Bonus Plan”) in which the Named Executive Officers participate. Under the terms of the Bonus Plan, target bonus amounts will be established and the key executives will be eligible for bonuses based on Company, business unit, management and individual performance goals.

Long-Term Incentive Compensation

          We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include an individual’s position, his or her performance and responsibilities and internal comparability considerations.

          Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to ten years). The options typically vest in periodic installments over a four-year period for initial grants and a three-year period for any subsequent grants, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

          Robert Hunsberger has served as our Chief Executive Officer since July 1997. His base salary for fiscal 2000 was $290,000, with an increase to $320,000 effective in mid-October of 2000. Mr. Hunsberger also received a bonus of $30,000 and Company paid life insurance premiums of $930.

          The factors discussed above in “Base Salary,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Mr. Hunsberger’s salary and stock option grant. Significant factors the compensation committee considers when establishing Mr. Hunsberger’s compensation are were review of salary surveys for compensation of Chief Executive Officers of companies of similar size, revenue and industry, scope of responsibility and past performance. The bonus paid to Mr. Hunsberger is based, in a large part, on Company performance.

Deductibility of Executive Compensation

          The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under our 1995 Stock Option Plan, 1998 Stock Option Plan and 2000 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

          Submitted by the Compensation Committee of the Board of Directors:

Bandel Carano
David Hathaway

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee of the Board of Directors currently consists of Bandel Carano and David Hathaway. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Metawave Communications Corporation Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors in April 2000, which is included in this proxy statement as Appendix A. The members of the Audit Committee are David Twyver (chair), Scot Jarvis and Jennifer Gill Roberts. Each of the members of the Audit Committee is independent, as defined by the Nasdaq Marketplace Rules.

          The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent public accountants. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

          The Audit Committee held one meeting during the fiscal year 2000. The meeting was designed to facilitate and encourage communication between the Audit Committee, management, the internal auditors and our independent public accountants at the time, Ernst & Young LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. In March 2001, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2000 with management and Arthur Andersen LLP, our independent accountants as of January 2001.

          The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

          The Audit Committee has received and reviewed the written disclosures and the letter from the independent public accountants, Arthur Andersen LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Arthur Andersen LLP the issue of its independence from Metawave Communications Corporation.

          Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          Submitted by the Audit Committee of the Board of Directors:

David Twyver (chair)
Scot Jarvis
Jennifer Gill Roberts

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

          During the fiscal year ended December 31, 2000, Ernst & Young, LLP, our former independent auditor and principal accountant, billed the fees set forth below.

Audit Fees	$ 26,600
Financial Information Systems Design and Implementation Fees	$ 0
All Other Fees	$687,230

          Associated with the audit of the Company’s financial statements for the fiscal year ended December 31, 2000, Arthur Andersen LLP, our independent auditor and principal accountant, billed the fees set forth below.

Audit Fees	$345,000
Financial Information Systems Design and Implementation Fees	$ 0
All Other Fees	$ 98,383

TRANSACTIONS WITH MANAGEMENT

          In November 2000, the Board authorized a secured loan of $1,000,000 to Albert Jordan, former President, CDMA, at an annual interest rate of 6.15%. All principal and accrued interest shall be due and payable in full on the earliest of (a) November 27, 2002 or (b) six months following the termination of his employment with the Company. The loan is subject to the terms of a Secured Loan Agreement dated November 27, 2000 and is secured by 186,657 shares of the Company’s common stock. Mr. Jordan’s employment with the Company terminated effective March 30, 2001 and repayment of the loan has commenced with payment in full due by September 30, 2001.

          On September 21, 2000, in connection with our acquisition of Adaptive Telecom, Inc., we entered into an agreement with Mr. Jordan that provided that if he were to resign his employment for good reason within the first year of employment, we would be obligated to make a lump-sum payment to Mr. Jordan equal to 12 months of his then-current base salary plus benefits. Mr. Jordan’s resignation was determined to be for good reason as defined in the agreement and the Company was required to fulfill its payment obligations under the agreement.

          Powerwave Technologies, Inc., whose Chief Executive Officer, Bruce Edwards, is a director of the Company, is the Company’s sole supplier of linear power amplifiers, a component in the Company’s systems. Pursuant to a manufacturing agreement with Powerwave (which agreement was approved by a majority of the Company’s disinterested directors), Powerwave will manufacture and sell to the Company 100% of the Company’s requirements for linear power amplifiers that Powerwave manufactures. The initial term of the agreement is 18 months with an automatic 18-month extension, unless either party otherwise terminates the agreement. The Company’s purchases from Powerwave totaled $8,047,401, $6,427,026 and $13,497,306 in 1998, 1999, and 2000, respectively.

STOCK PERFORMANCE GRAPH

          The following graph compares the cumulative total stockholder return data for our stock since April 27, 2000 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of the Nasdaq National Market Composite Index and the Nasdaq Telecom Index. The graph assumes that $100 was invested on April 27, 2000, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indices. The graph further assumes that this amount was initially invested at $9.00 per share, the price to which such stock was first offered to the public in its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF EIGHT MONTH CUMULATIVE TOTAL RETURN *
AMONG METAWAVE COMMUNICATIONS CORPORATION,
THE NASDAQ COMPOSITE INDEX AND THE NASDAQ TELECOM INDEX

*	Assumes $100 invested on April 27, 2000 in stock, at the initial public offering price of $9.00 per share, or in the index, including reinvestment of dividends. Fiscal year ending December 31, 2000.

	4/27/00	6/30/00	9/30/00	12/31/00
Metawave Communications Corporation	100.00	296.53	203.47	101.39
Nasdaq Telecom Index	100.00	101.03	84.69	53.77
Nasdaq Composite Index	100.00	105.09	97.32	65.46

Section 16 Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements, with the following exceptions: (a) Jennifer Gill Roberts failed to file a Form 4 reporting the conversion of preferred stock to common stock, but filed a late Form 4 to report the conversion; (b) Ms. Roberts failed to file a Form 4 reporting the distribution in kind from partnership without consideration to its general and limited partners, but a Form 5 was filed to report the distribution to Ms. Roberts, a general partner; (c) Martin Feuerstein inadvertently did not report his wife’s common stock holdings on his Form 3, but filed an amended Form 3 to report her holdings; and (d) David Hathaway inadvertently did not report a distribution of stock pursuant to a partner’s retirement on a Form 4, but filed an amended Form 4 to report the distribution.

Other Matters

          The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

          It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Kathryn Surace-Smith
Secretary

Redmond, Washington
April 30, 2001

APPENDIX A

METAWAVE COMMUNICATIONS CORPORATION

Amended and Restated Charter for the Audit Committee of the Board of Directors

Purpose

          The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics. Key components of fulfilling this charge include:

•
Facilitating and maintaining an open avenue of communication among the Board of Directors, Audit Committee, Senior Management, the independent external accountants, and those who have been assigned to implement and monitor compliance with the Company’s internal audit, ethics, and business conduct policies.

•	Serving as an independent and objective party to monitor the corporation’s financial reporting process and internal control system.

•	Reviewing and appraising the efforts of the independent accountants.

•	Providing direction to and oversight of the company’s internal control process and ethics and business conduct.

Organization/Composition

          The Audit Committee will be comprised of three or more non-employee directors as determined by the Board of Directors, each of whom shall be an independent director as required by Rule 4460(a) of the National Association of Securities Dealers. All members of the committee will have a working familiarity with basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

Meetings

          The Committee will meet at least four times annually. Additional meetings may occur more frequently as circumstances dictate. The Committee chairman should set meeting agenda’s prior to scheduled committee meetings. The Committee members will have sole discretion in determining the meeting attendees and agendas. The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form.

Responsibilities and Duties

          The Audit Committee’s policy and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board of Directors that the accounting and reporting practices of the corporation are in accordance with requirements and that an effective legal compliance and business ethics program exists.

          The Audit Committee will fulfill their duties and responsibilities as follows:

1.     General

•	Maintain minutes or other records of meetings and activities.

•	Report Committee actions to the Board of Directors with such recommendations the Committee may deem appropriate.

•
As part of executing the responsibility to promote open communications, the Committee will meet in separate executive sessions without members of senior management present with each of those charged with overseeing implementation and compliance the Company’s internal audit, ethics, and business conduct policies, or with the independent accountants to discuss matters that the Committee or any of those charged with the responsibility believe should be discussed privately.

•
Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

•
Adopt a formal written charter that is approved by the full Board of Directors that specifies scope of responsibility, process, membership, etc. The charter will be reviewed as necessary, but at least annually.

•	Overseeing the company’s compliance with the Foreign Corrupt Practices Act.

2.     External/Independent Accountants

•
Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees to be paid to the independent accountants. Annually, the Committee will ensure a formal statement delineating all relationships between the accountant and the company is received from the outside accountants. The committee will discuss with the independent accountants all significant relationships the accountants have with the corporation to determine the accountants’ independence.

•	Approve any replacement of the independent accountants.

•	Consult with independent accountants out of management’s presence about internal control and the fullness/accuracy of the financial statements.

•
Meet with the independent accountants and financial management of the company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent accountants inform the Audit Committee of any significant changes in the independent accountant’s original audit plan and that the outside accountants conduct a SAS 71 Interim Financial Review prior to the company’s filing of each quarterly report to shareholders (Form 10-Q).

•	Review the coordination of internal and external audit procedures to promote an effective use of resources and ensure a complete but non-redundant audit.

•	Instruct the independent accountants that the Board of Directors is the accountant’s client.

3.     Financial Statements/Internal Controls

•
Review annual financial statements with management and the independent accountants to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, including the nature and extent of any significant changes in accounting principles, and approve such financial statements prior to release of the annual report.

•	Advise external auditors’ and management to report the adequacy of the company’s system of internal control.

•
Advise financial management and the independent auditor to discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

4.     Ethics and Business Conduct

•	Provide oversight to the company’s business ethics and compliance program.

•	Require management to report on procedures that provide assurance that the corporation’s mission, values, and code of conduct are properly communicated to all employees on an annual basis.

•	Review the corporation’s code of conduct, programs, and policies of the company designed by management to assure compliance with applicable laws and regulations and monitor the results of compliance.

5.     Legal

•	Meet with company’s General Counsel to review any legal matters that may have a major impact on the company’s overall financial condition.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF METAWAVE COMMUNICATIONS CORPORATION FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 21, 2001

     The undersigned stockholder of Metawave Communications Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2001, and hereby appoints Stuart Fuhlendorf and Kathryn Surace-Smith, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Metawave Communications Corporation to be held on Thursday, June 21, 2001 at 5:00 p.m., local time, at 10735 Willows Road NE, Redmond, Washington 98052 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

PLEASE SIGN ON THE REVERSE SIDE AND RETURN IMMEDIATELY

▲FOLD AND DETACH HERE▲

					Please mark your votes as indicated in this example.		X
	FOR all of the nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for all of the nominees listed below		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	[_]	[_]	2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.	[_]	[_]	[_]
If you wish to withhold authority to vote for
any individual nominee, strike a line through
that nominee's name in the listed below:

Nominees Robert H. Hunsberger
                Bandel L. Carano
                Bruce C. Edwards
                David R. Hathaway
                Scot B. Jarvis
                Douglas O. Reudink
                Jennifer Gill Roberts
David A. Twyver				THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; AND (2) FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Signature__________________________________________________ Signature_______________________________________________________Date:__________________________________, 2001
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)
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